Exhibit 10.1

EXECUTION DRAFT

CONSENT AND FOURTH AMENDMENT TO

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS CONSENT AND FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of September 22, 2021 (the “Effective Date”), by and among WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as the arranger and administrative agent (“Agent”) for the Lenders (as defined in the Credit Agreement referred to below), the Lenders party hereto, LSB INDUSTRIES, INC., a Delaware corporation (“Parent”), certain Subsidiaries of Parent designated on the signature pages hereto as borrowers (together with Parent, such Subsidiaries are collectively referred as the “Borrowers”) and certain Subsidiaries of Parent designated on the signature pages hereto as guarantors (such Subsidiaries are collectively referred to as the “Guarantors” and together with the Borrowers, such Guarantors are collectively referred to as the “Loan Parties”).

WHEREAS, the Borrowers, Agent, and the Lenders are parties to that certain Third Amended and Restated Loan and Security Agreement dated as of January 17, 2017 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, the Parent and the Borrowers have advised the Agent and the Lenders that the Parent has entered into that certain Securities Exchange Agreement, dated as of July 19, 2021 (the “Exchange Agreement”), between the Parent and LSB Funding LLC (“LSB Funding”) pursuant to which LSB Funding will exchange shares of the Parent’s Series E-1 and Series F-1 Redeemable Preferred Stock for shares of the Parent’s common stock (the “Equity Exchange”), the consummation of which will result in a Change of Control under clause (a) of the definition of such term as defined in Section 1.1 of the Loan Agreement;

WHEREAS, the Borrowers have requested that the Lenders agree to amend the Credit Agreement in certain respects as set forth herein, and the Lenders have agreed to the foregoing, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.    Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

2.    Consent to Certain Transactions. In reliance upon the representations and warranties of the Borrowers set forth in Section 7 below, and subject to the satisfaction of the conditions set forth in Section 6 below, Agent and Required Lenders hereby consent to (a) the consummation of the Equity Exchange pursuant to the terms of the Exchange Agreement and (b) the payment of a dividends to holders of the Parent’s Series B 12% Cumulative Convertible Preferred Stock and Series D 6% Cumulative Convertible Preferred Stock, in an aggregate amount not to exceed $2,000,000. This consent is a limited consent and shall be effective only in the specific instances and for the specific purposes set forth herein and does not allow for any other or further departure from the terms and conditions of the Loan Agreement or any other Loan Document, which terms and conditions shall remain in full force and effect.

3.    Amendments to Credit Agreement. In reliance upon the representations and warranties of the Borrowers set forth in Section 7 below, and subject to the satisfaction of the conditions set forth in Section 6 below, the Credit Agreement is hereby amended, which amendments shall first take effect of the date the conditions set forth in Section 6 below as satisfied, as follows:

(a)    The definitions of the term “Change of Control” and “LSB Notes” set forth in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Change of Control” means (a) with the exception of the Permitted Holders, any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 35% or more of the issued and outstanding shares of Parent’s Stock having the right to vote for the election of members of the Board of Directors, (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) the Parent ceases to directly or indirectly own and control 100% of the outstanding voting Stock of each Loan Party (other than Parent), except, in the case of this subclause (c), as otherwise permitted by this Agreement.

“LSB Notes” means (a) the general senior secured notes of Parent maturing not earlier than 2023 in the aggregate principal amount not to exceed $500,000,000 (the “2023 LSB Notes”) and (b) upon and after any refinancing of the 2023 LSB Notes, general senior secured notes of Parent maturing not earlier than 2026 in the aggregate principal amount not to exceed $600,000,000.

(b)    Section 1.1 of the Credit Agreement is hereby further amended to add the definition of the term “Permitted Holders” thereto, in appropriate alphabetical order, as follows:

“Permitted Holders” means Eldridge Industries LLC, together with any funds, limited partnerships and investment vehicles controlled, managed or advised, directly or indirectly or by contract or otherwise, by, or under common control with, Eldridge Industries LLC, including, for the avoidance of doubt, LSB Funding LLC.

(c)    The parties hereto agree that the section of the Credit Agreement entitled “CARES Debt” that was added to the Credit Agreement as Section 5.23 pursuant to that certain Third Amendment to Third Amended and Restated Loan and Security Agreement dated as of April 20, 2020 (the “Third Amendment”), was intended to, and is deemed added to the Credit Agreement as Section 5.25 thereof, and Section 5.23 of the Loan Agreement, as in effect immediately prior to the Third Amendment Date, was not amended by the Third Amendment and is still in effective, without amendment, as of the date hereof.

4.    Continuing Effect. Except as expressly set forth in Section 2 and Section 3 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

5.    Reaffirmation and Confirmation. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Loan Party in all respects.

6.    Conditions to Effectiveness. This Amendment shall become effective, and the consent set forth in Section 2 above and the amendments to the Credit Agreement set forth in Section 3 above shall, in each case, become operative, as of the date hereof upon Agent’s receipt of a copy of this Amendment executed and delivered by Agent, the Lenders and the Loan Parties.

7.    Representations and Warranties. In order to induce Agent and the Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to Agent and the Lenders that:

(a)    after giving effect to this Amendment, all representations and warranties contained in the Loan Documents to which such Loan Party is a party are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);

(b)    no Default or Event of Default has occurred and is continuing or will exist after this Amendment becomes effective; and

(c)    this Amendment and the Loan Documents, as amended hereby, constitute legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

8.    Miscellaneous.

(a)    Expenses. The Borrowers jointly and severally agree to pay, promptly after demand therefor is made by Agent, all reasonable and documented out-of-pocket costs and expenses of Agent (including reasonable attorneys’ fees of a single firm of counsel to Agent) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as amended hereby.

(b)    Choice of Law and Venue; Jury Trial Waiver; Reference Provision. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 13 of the Credit Agreement are expressly incorporated herein by reference.

(c)    Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS:

LSB INDUSTRIES, INC.
CHEMEX I CORP.
CHEROKEE NITROGEN LLC
EDC AG PRODUCTS COMPANY L.L.C.
EL DORADO AMMONIA L.L.C.
EL DORADO CHEMICAL COMPANY
EL DORADO NITROGEN, L.L.C.
LSB CHEMICAL L.L.C.
PRYOR CHEMICAL COMPANY
TRISON CONSTRUCTION, INC.

By:	/s/ Kristy Carver
Name:	Kristy Carver
Title:	Senior Vice President, Treasurer and Assistant Secretary

Signature Page to Consent and Fourth Amendment to Third Amended and Restated Loan and Security Agreement

AGENT AND LENDERS:

WELLS FARGO CAPITAL FINANCE, LLC, as Agent

By:	/s/ Becky Rountree
Name:	Becky Rountree
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Becky Rountree
Name:	Becky Rountree
Title:	Vice President

Signature Page to Consent and Fourth Amendment to Third Amended and Restated Loan and Security Agreement